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                                                                     EXHIBIT 23


                 [VAVRINEK, TRINE, DAY & CO., LLP LETTERHEAD]


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To:  Heritage Oaks Bancorp


We consent to the incorporation of our report dated February 2, 2000 on the consolidated financial statements of Heritage Oaks Bancorp and Subsidiaries as of December 31, 1999 and 1998, and for each of three years in the period ended December 31, 1999, included in its Annual Report on Form 10-KSB for the year ended December 31, 1999.






/s/ VAVRINEK, TRINE, DAY & CO., LLP


Vavrinek, Trine, Day & Co., LLP
Certified Public Accountants
Rancho Cucamonga, California
March 20, 2000